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                                   EXHIBIT 16

                         LETTER FROM ERNST & YOUNG LLP
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May 22, 1996



Mr. John W. Kennedy
President
Community Investors Bancorp, Inc.
119 S. Sandusky Avenue
Bucyrus, Ohio  44820

Dear Mr. Kennedy:

This is to confirm that the client-auditor relationship between Community investors Bancorp, Inc. (Commission File Number 33-84132) and Ernst & Young LLP has ceased.


                                                 Very truly yours,



                                                 /s/ Ernst & Young LLP


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C.  20549